By-Laws of J.P. Morgan & Co. Incorporated
As amended through April 10, 1996

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The  undersigned,  Secretary of J.P. Morgan &  Co.  Incorporated, hereby certifies that attached hereto is a true and complete copy of the By-Laws of the Corporation as amended to date.

                        ______________________________________


_____________________
Date

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BY-LAWS OF J.P. MORGAN & CO. INCORPORATED
(a Delaware corporation)





Article I
Stockholders

Section 1.1 The annual meeting of the stockholders of the Corporation shall be held on such date and at such time and place within or without the state of Delaware as may be fixed by the Board of Directors, for the election of Directors and such other business as may properly come before the meeting. Notice of the time, place and purpose or purposes of such meeting shall be given not less than 10 nor more than 60 days before said meeting by mailing postage prepaid or delivering personally such notice, signed by the Chairman of the Board or the President or the Secretary or an Assistant Secretary, to each stockholder of record entitled to vote at such meeting at his address as it appears on the stock ledger of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


Section 1.2 Special meetings of the stockholders may be called by the Chairman of the Board, the President, the Chairman of the Executive Committee, a Vice Chairman of the Board or the Board of Directors. It shall be the duty of the Chairman of the Board or the President or the Chairman of the Executive Committee or a Vice Chairman of the Board to call a special meeting of the
stockholders  whenever  requested  in  writing  to   do   so   by
stockholders  owning  a  majority of the  capital  stock  of  the
Corporation.   Notice of any special meeting, stating  the  time,
place and purpose or purposes thereof, shall be given by mail to the stockholders in the manner provided in Section 1.1 for the calling of annual meetings of stockholders.


Section 1.3 At any meeting of stockholders, unless otherwise provided by law, stockholders entitled to cast a majority of the votes thereat, present either in person or by proxy, shall constitute a quorum and any question brought before such meeting shall be decided by the stockholders owning a majority of the capital stock represented at such meeting, voting either in person or by proxy. Less than a quorum shall have power to adjourn any meeting.


Section 1.4 The Chairman of the Board, or in his absence the President, or in his absence the Chairman of the Executive Committee, or in his absence a Vice Chairman of the Board, shall preside at all meetings of stockholders, and the order in which the business thereof shall be disposed of, in the absence of a contrary vote by stockholders, shall be determined by the presiding officer.


Section 1.5 The Board of Directors may at any time appoint two or more persons to act as inspectors of election at any meeting of stockholders. If any inspector so appointed shall be absent or shall refuse to act, or if his office become vacant and be not filled by the Board of Directors, if a majority of the inspectors be present, they may act; otherwise, the presiding officer of the meeting may appoint one or more inspectors of election for such meeting. Each inspector shall be entitled to a reasonable compensation for his services to be paid by the Corporation.





Article II
Board of Directors

Section 2.1 The business of the Corporation shall be managed and its corporate powers exercised by a Board of Directors. The
Board shall from time to time by vote of a majority of Directors then in office fix the number of Directors.


Section 2.2 At each annual meeting of stockholders each of the Directors shall be elected to serve until the next annual meeting of stockholders and until his successor shall have been elected and shall have qualified.


Section 2.3 The Board of Directors shall hold regular meetings for business, of which meetings no notice shall be required, on such date and at such time and place as may be fixed by the Board of Directors.

Section 2.4 Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Chairman of the Executive Committee, or a Vice Chairman of the Board, and any of them shall call a special meeting whenever requested to do so by any two members of the Board of Directors. Notice of such meeting shall be mailed to each Director addressed to him at his usual residence or place of business at least two days before the day on which such meeting is to be held, or shall be sent to him at such address by facsimile, electronic mail, telegram, radio or cable or given personally or by telephone not later than the day before such meeting is to be held.


Section 2.5 Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or a committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting.


Section 2.6 Except as otherwise required by law, one-third of the number of Directors, as fixed from time to time, shall constitute a quorum.


Section 2.7 Directors and members of the Executive Committee and the members of any other committee shall be entitled to receive such compensation or such fees for attendance as the Board of Directors shall fix from time to time. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.





Article III
Committees


Section 3.1 The Board of Directors shall, at the meeting at which these By-Laws are adopted and at the first meeting after each annual meeting of stockholders, appoint an Executive Committee of such number of Directors, including the Chairman of the Board, the President, the Chairman of the Executive Committee, the Vice Chairman, or if there be more than one, the Vice Chairmen of the Board, as the Board of Directors may
determine,  which  may  exercise  the  powers  of  the  Board  of
Directors in the intervals between the meetings of the Board of Directors. The minutes of each meeting of the Executive Committee shall be submitted to the first regular meeting of the Board of Directors following the meeting of the Executive Committee. The Executive Committee may adopt its own rules of procedure and shall hold meetings upon request of any member thereof. No notice of any meetings of the Executive Committee shall be required. Three members of the Executive Committee shall constitute a quorum.


Section 3.2 The Board of Directors may elect by resolution passed by a majority of the whole Board of Directors, from among its membership or otherwise, such other committees with such powers as it shall determine. Such committees shall determine their own quorum and adopt their own rules of procedure.


Section 3.3 Unless otherwise ordered by the Board of Directors, in the absence or disqualification of any member of any committee of the Board of Directors, the member or members thereof present at any meeting and not disqualified from voting may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


Section 3.4 The Board of Directors may fill any vacancy in any committee.





Article IV
Officers and Employees

Section 4.1 The Board of Directors, at the meeting at which these By-Laws are adopted and at the first meeting after each annual meeting of stockholders, shall elect from their number a Chairman of the Board and may elect from their number a President, a Chairman of the Executive Committee and one or more Vice Chairmen of the Board. Each such officer shall hold office until the next annual election of officers and until his successor is elected and shall have qualified. Any vacancy occurring in the office of Chairman of the Board, President, Chairman of the Executive Committee or Vice Chairman of the Board may be filled at any regular or special meeting of the Board of Directors.


The Board of Directors shall also elect a Secretary and a Treasurer and may elect one or more Managing Directors and one or more Vice Presidents (any one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents), a Controller, an Auditor and such other officers as the Board of
Directors may deem appropriate or desirable. The Board of Directors may provide for the election or appointment of officers who are not members of the Board of Directors in such manner as the Board of Directors may determine or delegate. All officers elected or appointed pursuant to this paragraph shall hold office at the pleasure of the Board of Directors.


The compensation of officers shall be fixed either by the Board of Directors or as the Board of Directors may determine or delegate.


Section 4.2 All other agents and employees of the Corporation shall be appointed, their duties prescribed and their compensation fixed, by the Chairman of the Board or the President, or any officer authorized to do so by either of them.


Section 4.3 Any or all of the officers or employees of the Corporation may be required to give such bonds as the Board of Directors may determine.

Section 4.4 The Chairman of the Board shall have general supervision of the policies and operations of the Corporation on behalf of the Board of Directors and shall be the chief executive officer of the Corporation. He shall preside at meetings of the stockholders and at meetings of the Board of Directors, and, in the absence of the Chairman of the Executive Committee, at meetings of the Executive Committee. He shall have the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary conveyances of real estate.


Section 4.5 The President of the Corporation shall participate in the supervision of the policies of the Corporation on behalf of the Board of Directors and shall manage and administer the Corporation's operations. He shall perform all duties incident to the office of President, and, except as the Board of Directors or Executive Committee shall otherwise direct, in the event of the absence or disability of the Chairman of the Board shall act in his place and assume his duties. He shall have the same power to sign for the Corporation as is prescribed in these By-Laws for the Chairman of the Board. In the absence of the President, such officer as the Board of Directors or the Executive Committee or the Chairman of the Board may designate shall act in his stead.


Section  4.6   The  Chairman  of the  Executive  Committee  shall
preside at meetings of the Executive Committee and shall participate in the supervision of the policies and operations of the Corporation on behalf of the Board of Directors and shall have such other duties as shall be assigned to him by the Board of Directors, the Executive Committee and Chairman of the Board. He shall have the same power to sign for the Corporation as is prescribed in these By-Laws for the Chairman of the Board.


Section 4.7 The Vice Chairman of the Board, or if there be more than one, then each of them, shall participate in the supervision of the policies and operations of the Corporation on behalf of the Board of Directors, and shall have such duties as shall be assigned to them by the Board of Directors, the Executive Committee and the Chairman of the Board. Each Vice Chairman shall have the same power to sign for the Corporation as is prescribed in these By-Laws for the Chairman of the Board.


Section 4.8 Each Managing Director and each Vice President shall have the duties and authority usually pertaining to such office and in addition such other duties as shall be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board, the President, the Chairman of the Executive Committee and a Vice Chairman of the Board. Unless otherwise ordered by the Board of Directors or the Executive Committee, each Managing Director and each Vice President shall have the same power to sign for the Corporation as is prescribed in these By-Laws for the Chairman of the Board.


Section 4.9 The Treasurer shall have the supervision and care of all the funds and securities of the Corporation. He shall keep permanent records of the evidences of property or indebtedness and of all fiscal transactions of the Corporation. He shall perform all acts incident to the office of Treasurer.


Section 4.10 The Controller shall exercise general supervision over, and be responsible for, the operation of all matters pertaining to the accounting and bookkeeping of the Corporation and shall have such further duties as the Chairman of the Board or the President shall assign to him. He shall render to the Board of Directors, the Executive Committee, the Chairman of the Board, the President, the Chairman of the Executive Committee and the Vice Chairman of the Board condensed monthly balance sheets and statements of operating results and shall prepare such cost control reports and such other statements and reports as the Chairman of the Board, the President, the Chairman of the Executive Committee or a Vice Chairman of the Board may request.


Section 4.11 The Auditor shall exercise general supervision over, and be responsible for, the operation of all matters pertaining to the auditing of the Corporation and shall have such further duties as the Chairman of the Board or the President shall assign to him. He shall render to the Board of Directors, the Executive Committee, any committee of the Board of Directors appointed to examine the affairs of the Corporation, the Chairman of the Board, the President, the Chairman of the Executive Committee and the Vice Chairman of the Board such regular audit statements and reports as may be requested of him and such other reports as in his judgment are necessary in the performance of his duties.


Section 4.12 The Secretary shall keep the minutes of all meetings of the Board of Directors and of all meetings of the stockholders; he shall attend to the giving and receiving of all notices of and to the Corporation; he may sign, with other authorized officers, all contracts, instruments or documents in the name of the Corporation and may affix or cause to be affixed thereto the seal of the Corporation, of which he shall be the custodian; and he shall in general perform all the duties incident to the office of Secretary.


Section 4.13 Any Assistant Treasurer shall perform such duties as may be designated by the President with the approval of the Board of Directors, the Executive Committee, the Chairman of the Board, the Chairman of the Executive Committee or a Vice Chairman of the Board. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties and may exercise all the powers of the Treasurer.


Section 4.14 Any Assistant Secretary shall perform such duties as may be designated by the President with the approval of the Board of Directors, the Executive Committee, the Chairman of the Board, the Chairman of the Executive Committee or a Vice Chairman of the Board. Any Assistant Secretary may perform all the duties and may exercise any of the powers of the Secretary.


Section 4.15 All other officers of the Corporation shall perform such duties as may be designated by the Chairman of the Board or any officer authorized to do so by him.


Section 4.16 All checks, orders, contracts, advices and other instruments and documents shall be signed by the officers authorized in these By-Laws to do so or by such other officers or by such employees and agents other than officers as the Board of Directors or the Executive Committee shall authorize, and subject to such restrictions as the Board of Directors or the Executive Committee shall prescribe. The Board of Directors or Executive Committee may delegate to one or more officers of the Corporation all or part of the authority to grant signing powers contained in this Section 4.16.





Article V
Seal

Section 5.1 The Corporation shall have a seal which shall be in such form as the Board of Directors shall approve.







Article VI
Capital Stock

Section 6.1 All certificates of stock shall be signed by the Chairman of the Board, the President, the Chairman of the Executive Committee, a Vice Chairman of the Board or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The signatures may be facsimile, engraved or printed, to the extent permitted by law.


Section 6.2 No transfer of stock of the Corporation shall be permitted except upon the surrender of the outstanding certificate of stock. No new certificate shall be issued until the former certificate is canceled, except that in the case of loss or destruction of a certificate, a new certificate may be issued upon such terms as the Board of Directors may prescribe.


Section 6.3 In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting, or any adjournment thereof, or entitled to express consent to any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before such meeting, nor more than 60 days prior to any other action.





Article VII
Voting of stock of
other corporations

Section 7.1 Shares of the capital stock of other corporations eld by the Corporation shall be voted in such manner as may be determined by the Board of Directors.





Article VIII
Amendments

Section 8.1 Except as may be otherwise provided by law, these By- Laws may be altered or repealed at any meeting of the Board of Directors, whether or not such alteration or repeal shall or may affect any By-Law which does or may be deemed to limit the powers of the Directors, provided notice of such meeting setting forth the substance of the proposed alteration or repeal shall have been given to each Director prior to such meeting.